NORTH AMERICAN SECURITY LIFE
INSURANCE COMPANY

                             SECRETARY'S CERTIFICATE

                 NORTH AMERICAN SECURITY LIFE INSURANCE COMPANY

I, KIMBERLY S. SKIDMORE, ASSISTANT SECRETARY of NORTH AMERICAN SECURITY LIFE INSURANCE COMPANY (the "Company") does hereby certify that the following is a true and correct copy of the action taken by the Board of Directors of the Company on May 30, 1995, and that the following resolutions in pertinent part are in full force and effect on the date hereof:

         AUTHORIZATION FOR ADDITIONAL SUB-ACCOUNTS OF VARIABLE SEPARATE ACCOUNT

         VARIABLE ACCOUNT

         WHEREAS, pursuant to Title 18, Section 2932(a) of the Delaware Code Annotated, as amended, the Company, pursuant to a resolution dated August 24, 1984, established a separate account, designated the NASL Variable Account, and divided the separate account into three sub-accounts, designated the "Equity," "Bond" and "Money Market" sub-accounts, respectively, for use in connection with the offer and sale of variable annuity contracts,

         RESOLVED, that the Company does hereby redesignate the three sub-accounts as the "Equity Trust," the "Investment Quality Bond Trust" and the "Money Market Trust" and does hereby divide the separate account to create eleven additional sub-accounts, designated the "Global Equity Trust," the "Pasadena Growth Trust," the "Value Equity Trust," the "Growth and Income Trust," the "Strategic Bond Trust," the "Global Government Bond Trust," the "International Growth and Income Trust," the "US Government Securities Trust," the "Aggressive Asset Allocation Trust," the "Moderate Asset Allocation Trust" and the "Conservative Asset Allocation Trust."

         FURTHER RESOLVED, that, from time to time, the sub-accounts may be redesignated and the separate account divided to create additional sub-accounts without further action by the Board of Directors of the Company.

DATED at Boston, Massachusetts as of January 26, 1996

                           /s/ KIMBERLY S. SKIDMORE
                           ------------------------
                             KIMBERLY S. SKIDMORE
                             ASSISTANT SECRETARY